Exhibit J

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Service Providers," "Independent Registered Public Accounting Firm and Legal Counsel" and "Financial Highlights" in the prospectus and "Independent Registered Public Accounting Firm and Legal Counsel" in the statement of additional information and to the use of our report dated December 15, 2006, which is incorporated by reference, in this Registration Statement (Form No. 811-21122) of Clarion Value Fund Master, LLC.


                                                              Ernst & Young LLP

                                                              Ernst & Young LLP

New York, New York
February 28, 2007